                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            GLOBAL SHORT TERM INCOME FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |          ERV           |
         T  = |    \  |     -------------      |  - 1
              |     \ |           P            |
              |      \|                        |
              |_                              _|

         T = AVERAGE ANNUAL TOTAL RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT

                                                                 (A)
 $1,000       ERV AS OF    AGGREGATE        NUMBER OF       AVERAGE ANNUAL
INVESTED - P  31-Oct-97   TOTAL RETURN      YEARS - n      TOTAL RETURN - T
------------  ---------   ------------      ---------      ----------------

31-Oct-96     $1,020.70      2.07%               1.00                 2.07%

31-Oct-92     $1,348.20     34.82%               5.00                 6.16%

01-Nov-90     $1,503.80     50.38%              6.998                 6.00%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |          EV            |
         t  = |    \  |     -------------      |  - 1
              |     \ |           P            |
              |      \|                        |
              |_                              _|

                       EV
         TR  =     ----------     - 1
                       P


    t = AVERAGE ANNUAL TOTAL RETURN
     (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                               (C)                            (B)
 $1,000         EV AS OF      TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P   31-Oct-97    RETURN -TR     YEARS - n      TOTAL RETURN
------------   ---------    ----------     ---------     --------------
31-Oct-96      $1,048.80       4.88%          1.00            4.88%

31-Oct-92      $1,348.20      34.82%          5.00            6.16%

01-Nov-90      $1,503.80      50.38%         6.998            6.00%

(D)      GROWTH OF $10,000
(E)      GROWTH OF $50,000
(F)      GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


                                       (D)                      (E)                      (F)
                   TOTAL            GROWTH OF                GROWTH OF                GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT -G    $50,000 INVESTMENT -G    $100,000 INVESTMENT -G
------------    -----------    ---------------------    ---------------------    ----------------------
01-Nov-90             50.38            $15,038                  $75,190                  $150,380
